                                                                   EXHIBIT 10.23


                FIRST AMENDMENT TO SUBSCRIPTION LICENSE AGREEMENT

This First Amendment to Subscription License Agreement ("Amendment") is entered into as of January 31, 2001 by and among VerticalNet, Inc., a Pennsylvania corporation ("VNI"), and VerticalNet Solutions LLC, a Delaware limited liability company that is the successor by merger to Tradeum, Inc. ("VNS"), on the one hand, and Converge, Inc., a Delaware corporation formerly known as eHITEX, Inc. ("Converge"), on the other hand.

                                   BACKGROUND

A. VNI, VNS and Converge entered into a Subscription License Agreement dated December 19, 2000 (the "License Agreement").

B.       VNI, VNS and Converge desire to amend the License Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITION OF HIGH TECHNOLOGY INDUSTRY. The definition of "High Technology Industry," set forth in Section 1.23 of the License Agreement, is hereby amended and restated as follows:

         1.23 "High Technology Industry" means entities doing business in the computing, electronic components, telecommunications (including cellular) equipment, networking equipment and/or consumer electronics markets.

2. PROMOTION EFFORTS AND RESPONSIBILITIES. Section 2.17 of the License Agreement is hereby amended and restated as follows:

        2.17 Marketing and Promotion Efforts and Responsibilities. The parties will comply with the provisions set forth in Exhibit D, and will participate in other joint marketing and promotional activities as mutually agreed from time to time.

3. EXHIBIT D AND RELATED SCHEDULES. The Exhibit D and Schedule D-1, Schedule D-2 and Schedule D-3 attached to the License Agreement upon its execution are deleted in their entirety and replaced with the Exhibit D and Schedule D-1, Schedule D-2, Schedule D-3 and Schedule D-4 attached to this Amendment.

4. GOVERNING LAW. This Amendment shall be governed by the laws of the United States of America and of the State of California as applied to agreements entered into and to be performed entirely within California between California residents, excluding its conflicts of law provisions.

5. RATIFICATION. Except as specifically modified by this Amendment, all of the provisions of the License Agreement are hereby ratified and confirmed to be in full force and effect.

6. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of, VNI, VNS and Converge and their respective successors and permitted assigns.

7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of authorized representatives of each of VNI, VNS and Converge. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

         IN WITNESS WHEREOF, the undersigned do hereby execute this parties have caused this Amendment to be signed by their duly authorized representatives as of the date first written above in this Amendment.

VerticalNet, Inc.                            Converge, Inc.


By: /s/ Gene S. Godick                       By: /s/ Wendy Caswell
- -----------------------------------             --------------------------------
Gene S. Godick                                  Wendy Caswell
- -----------------------------------          -----------------------------------
(Print Name)                                 (Print Name)

Title: EVP & CFO                             Title: VP
      -----------------------------                -----------------------------


VerticalNet Solutions LLC

By: /s/ David W. Smith
   --------------------------------
David W. Smith
- -----------------------------------
(Print Name)

Title: V.P. Enterprise Solutions
      -----------------------------

                                    Exhibit D

                                    Promotion

1. Definitions. In addition to other terms defined in the Agreement to which this Exhibit D is attached (the "Agreement"), the following defined terms shall have the meanings set forth below when used in this Exhibit D:

     1.1. "Commissionable Fees" means (i) any and all License Fees paid under a Qualifying End User License Agreement with respect to either (a) the term (including any renewal term(s)) of such Qualifying End User License Agreement, for any Referable Product(s) licensed thereunder that are listed on the applicable Registration Form registering or re-registering the Qualified Lead with respect to such Qualified End User License Agreement or (b) the period commencing on the commencement date of such Qualifying End User License Agreement and ending on the first anniversary of such date, for all Referable Product(s) other than those listed on such Registration Form, plus (ii) any and all fees and payments (excluding the amount of any payment made to reimburse an expense of VNS or an Affiliate of VNS) paid by a Qualified Lead to VNS or its Affiliate for professional services (including, without limitation, implementation and customization services) and/or Maintenance and Support relating to each such Referable Product during or with respect to its respective time period under clause (i)(a) or (i)(b) as applicable.

     1.2. "End User" means a person or entity that has entered into or is licensed under an End User License Agreement with VNS or an Affiliate of VNS to access and use one or more Referable Products.

     1.3. "End User License Agreement" means an agreement between VNS or an Affiliate of VNS and a third party to grant such third party (alone or with others (e.g., with one or more of such third party's Affiliates)) any right and/or license to install the Referable Product on computers owned and operated by or for such third party and to access, use and/or enjoy the benefit of such Referable Product. For avoidance of doubt, licensing the access and use of Products as part of or through or via any Converge Marketplace is not an "End User License Agreement."

     1.4. "License Fees" means any and all fees and payments, regardless of how denominated, paid for the right to access, use and/or enjoy the benefit of a Referable Product (including without limitation license fees, royalties, user fees, subscription fees, transaction fees and so forth) and/or Maintenance and Support of such Referable Product; provided, however, that (a) "License Fees" with respect to a Referable Product do not include fees and payments for professional services (including, without limitation, implementation and customization services) except to the extent in excess of the then standard rates of VNS and its Affiliates (which standard rates may or may not be the then published list rates of VNS and its Affiliates) and (b) if a Referable Product is licensed in a bundle with other product(s) (including any other Product(s)) or services, in one transaction or a series of reasonably related transactions, then the License Fees attributable to such Referable Product will be its pro rata share of the total fees and payments for all the products and services in the bundle, allocated based on their respective published list prices.

       1.5. "Net Revenue" means, with respect to a period of time, the aggregate, world-wide amount of the following: (a) the total Commissionable Fees received by VNI, on a consolidated basis, for such period minus (b) total refunds, returns, surcharges, cancellation charges, taxes, delivery or shipping costs and collection costs associated with Commissionable Fees, if any, suffered or paid by VNI, on a consolidated basis in such period. Net Revenue will be calculated in US Dollars, and Commissionable Fees and other applicable amounts hereunder that are paid in foreign currencies shall be converted into US Dollars for that purpose using the applicable rate of exchange as published in The Wall Street Journal on the date of such payment.

        1.6. "Permitted Systems Integrator" means an entity listed on Schedule D-3 and any additional providers of systems integration professional services added to Schedule D-3 by written notice from Converge (subject to VNS' approval pursuant to Section 2.1 of this Exhibit D). Permitted Systems Integrators may be, but are not required to be, subcontractors of Converge.

        1.7. "Qualified Lead" means an entity or a division or operating unit of an entity that is both (a) registered or re-registered by via a bona fide, properly completed Registration Form submitted pursuant to Section 2.2 of this Exhibit D and (b) qualified pursuant to Section 2.3 of this Exhibit D.

        1.8. "Qualifying End User License Agreement" means an End User License Agreement entered into by VNS or its Affiliate with a Qualified Lead during the period commencing on the date VNS receives a bona fide, properly completed Registration Form registering or re-registering such Qualified Lead pursuant to
Section 2.2 of this Exhibit D and ending 180 days after the date such Qualified Lead is qualified pursuant to Section 2.3 of this Exhibit D.

        1.9 "Referable Products" means the Products listed on Schedule D-1 plus any additional Products added to Schedule D-1 by mutual written agreement of the parties (not to be unreasonably withheld).

        1.10. "Referring Party" means Converge, a Converge Affiliate or a Permitted Systems Integrator, as the case may be.

        1.11. "Registration Form" means a registration form in the form of Schedule D-2 to this Exhibit D, pursuant to which a Qualified Lead is registered or re-registered pursuant to Section 2.2 of this Exhibit D.

2.       Referral of Prospective End Users by a Referring Party.

2.1. Referrals of Prospective End Users. From time to time during the Product Term, a Referring Party, at its discretion, may: (a) contact individual(s) with authority to purchase licenses for one or more Referable Products under End User License Agreement(s) for himself/herself or on behalf of an entity or a division or operating unit of an entity; (b) identify that such individual, or the entity, division or operating unit that he/she represents, has a need for licensing Referable Product(s) under End User
License Agreement(s); and (c) confirm that such individual, or the entity, division or operating unit that he/she represents, has an interest in purchasing licenses to such Referable Product(s) under End User License Agreement(s). Converge and its Affiliates shall not, and each agreement between Converge and Referring Party shall require the applicable Referring Party to not, enter into agreements or arrangements with resellers or sales agents to sell, market or promote the Referable Products without the prior written consent of VNS, which consent may be withheld in VNS' sole discretion; provided, however that VNS hereby consents to Converge entering into subcontracts to sell, market and promote the Referable Products in accordance with this Exhibit D with the Permitted Systems Integrators. Each agreement between Converge and a Referring Party (including, but not limited to, the Permitted Systems Integrators) relating to this Exhibit D shall be substantially consistent with the terms of this Exhibit D and shall be subject to VNS' reasonable approval as to whether such agreement is consistent with this Exhibit D.

     2.2. Registration of Referrals. To register or re-register an individual as a prospective End User or authorized representative of a prospective End User with VNS, the Referring Party must submit to VNS a completed Registration Form, with the name of the referred individual that is the prospective End User (or, if the prospective End User is an entity or a division or operating unit of an entity, then the name of the referred individual and the name of such prospective End User) and other information required to complete the Registration Form. A registration shall be deemed accepted by VNS unless, within 10 Business Days after VNS' receipt of the properly completed Registration Form, VNS notifies the Referring Party in writing (with a copy to Converge, if it is not the Referring Party) that the prospective End User identified in the Registration Form is already a customer of VNS or the applicable referred individual is being actively pursued by the VNS sales force as a lead previously identified by VNS, which shall be the only reasons for which VNS may reject a registration proffered by Converge by a properly completed Registration Form.

     2.3. Qualification of Referrals. After VNS' acceptance of the registration or re-registration of an individual and prospective End User pursuant to Section 2.2 of this Exhibit D, VNS shall either qualify such referred individual and prospective End User in VNS' reasonable business discretion as a "Qualified Lead" or, within 20 Business Days after VNS' receipt of the completed Registration Form, notify the Referring Party in writing (with a copy to Converge, if it is not the Referring Party) that, in the exercise of its reasonable discretion, VNS has declined to qualify such individual and prospective End User. If, within 180 days after the date VNS declines to qualify a referred individual and a prospective End User, VNS enters into an End User License Agreement with such prospective End User through such referred individual (or any individual who was directly contacted by the referred individual in connection with making the decision to become an End User), then such decline notwithstanding, such prospective End User shall be deemed to be a Qualified Lead, and such End User License Agreement shall be deemed a Qualifying End User License Agreement, for the purposes of this Exhibit D.

     2.4. Additional Assistance. From time to time, Converge or another Referring Party may provide such additional assistance to VNS as the parties may mutually agree (such agreement not to be unreasonably withheld or delayed), in connection with the execution and delivery of a Qualifying End User License Agreements by specific Qualified Lead(s).

     2.5. Execution and Delivery of a Qualifying End User License Agreement. After registration and certification of a Qualified Lead pursuant to this Exhibit D, VNS shall use commercially reasonable efforts to enter into the then-current standard End User License Agreement with such Qualified Lead within the applicable time period specified in Section 1.9 of this Exhibit D.

     2.6. No Authority. VNS shall have sole and complete control over the pricing, terms and conditions for the transactions related to the Referable Products. The Referring Parties shall not represent to any prospective End User that Converge or any other Referring Party has any power whatsoever to bind VNS as to any arrangement with such prospective End Users.

3.        Payment.

     3.1. Payment of Commissions by VNS. VNS shall pay commissions to Converge as set forth in Schedule D-4 (the "Commissions"), on all Net Revenue for each whole or partial calendar quarter during the term of this Exhibit D. Within 30 days after the end of such calendar quarter, VNS shall report in writing to Converge, by individual Referring Party and in reasonable detail, the Net Revenue and Commissions due for such calendar quarter. VNS' payment to Converge in full of the aggregate total amount of Commissions due (for all Referring Parties; see Section 3.2 of this Exhibit D) shall accompany the report. Commissions shall be calculated and paid in U.S. dollars. All amounts not paid when due shall be subject to late charges of the lesser of (a) 1.5% per month of the overdue amount or (b) the maximum permitted under applicable law.

     3.2. Commission Sharing. If the Referring Party is not Converge or if Converge works with one or more other Referring Parties with respect to the registration or re-registration of a Qualified Lead and if a Commission is payable with respect to Net Revenue generated therefrom, then VNS shall pay the resulting Commission to Converge as described in Section 3.1 of this Exhibit D (only the one Commission shall be owing by VNS) and Converge shall be responsible for paying the share of such Commissions owed such Referring Party, in accordance with Converge's separate agreement between Converge and such Referring Party. Said Referring Party shall not be a third party beneficiary hereunder, however.

     3.3. Expenses. Except as otherwise agreed pursuant to Section 2.4 of this Exhibit D, VNS shall not be responsible for any costs and expenses, including, but not limited to, travel, trade show and other sales, marketing and promotional expenses, incurred by a Referring Party in connection with (a) the sale, marketing and promotion of the Referable Products by such Referring Party and (b) any other responsibilities of, and activities by, such Referring Party under this Exhibit D.

     3.4. Audit Rights. During the term of this Exhibit D and the one year period commencing on the date that the term of this Exhibit D expires or is terminated, Converge shall have the right reasonably to audit, at its expense, the compliance with this Exhibit D by VNS (the

"Audited Party") and its Affiliates (together with the Audited Party, the "Auditees"), provided that such audit(s) shall be conducted during normal business hours and in such a manner as not to unreasonably interfere with the operations of the Auditees. Any such audit will be conducted by accountants from a nationally recognized public accounting firm chosen and engaged by Converge. Converge may only conduct one such audit in any 12-month period. If any such audit discloses (a) an underpayment or overpayment of Commissions, then the appropriate party will promptly make the requisite correcting payment to the other party, and (b) an underpayment of Commissions of 10% or more for the period being audited, then the Audited Party shall reimburse Converge for the reasonable fees and other amounts payable by Converge to the public accounting firm that conducts the audit. Converge shall use the information obtained or observed in the audit solely for the purposes of (a) determining whether the Auditees are complying with the terms and conditions of this Exhibit D, and (b) enforcing its rights under this Exhibit D, the Agreement and any applicable laws. All such information shall be treated as Confidential Information of the Audited Party for purposes of the Agreement; provided, however, that Converge may use such information as permitted under clause (b) of the foregoing sentence. VNS shall require each of its Affiliates to permit Converge to conduct the audits authorized hereunder. Converge and its auditor shall not disclose any Confidential Information of the Auditees except as permitted under the Agreement.

4.       Disclaimer of Warranties; Limitation of Liability.

     4.1. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN,
WITH RESPECT TO THIS EXHIBIT D ONLY, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, THE REFERABLE PRODUCTS AND ITS PERFORMANCE UNDER THIS EXHIBIT D, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON INFRINGEMENT. With respect to this Exhibit D only, Converge shall not, and each agreement between Converge and a Referring Party shall require the applicable Referring Party to not, make any warranty, guarantee or other promise or agreement with respect to the Products. This limitation shall not affect the rights of any End User pursuant to the provisions of the applicable Qualifying End User License Agreement.

     4.2. Limitations of Liability. WITH RESPECT TO THIS EXHIBIT D ONLY,
EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY HERETO OR ANY THIRD PARTY FOR DAMAGES RELATED TO THIS EXHIBIT D OR THE REFERABLE PRODUCTS OR ITS PERFORMANCE UNDER THIS EXHIBIT D, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE COMMISSIONS PAYABLE TO CONVERGE UNDER THIS EXHIBIT D. WITH RESPECT TO THIS EXHIBIT D ONLY, IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, DAMAGES OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF DATA, LOSS OF PROFITS OR REVENUE), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT,


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


NEGLIGENCE, STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE.

5.       Term and Termination of this Exhibit D.

     5.1. Term. The provisions of this Exhibit D shall be effective during the Product Term, unless terminated earlier pursuant to Section 5.2 of this Exhibit D.

     5.2. Termination. Either party may terminate this Exhibit D during the Product Term (a) for cause by written notice to the other party if the other party materially breaches any provision of this Exhibit D and such breach is not remedied within 30 days after such party's receipt of written notice thereof, or
(b) if the other party becomes insolvent, files for bankruptcy or is subjected to involuntary bankruptcy proceedings that are not dismissed within 60 days or makes a general assignment for the benefit of its creditors. In addition, if the breach is by VNS of a payment obligation under this Exhibit D, Converge shall also have the right (whether or not Converge has exercised its right to terminate this Exhibit D and notwithstanding anything to the contrary in the Agreement) to offset the amount that is the subject of VNS' breach against any amounts that thereafter may become due and owing by Converge pursuant to the provisions of the Agreement. No breach by VNS of any of its payment obligations under this Exhibit D shall give rise to a right to terminate the Agreement or any rights or obligations of VNS or Converge thereunder except this Exhibit D. The balance of the Agreement shall remain in full force and effect, it being understood that the promotional activities of the parties are not a material part of the bargain between the parties under the Agreement.

     5.3. Effect of Termination. Except as specified in Section 5.4 of this Exhibit D, the respective rights and obligations of the parties under this Exhibit D shall automatically terminate upon the effective date of any termination of this Exhibit D. Section 5.2 of this Exhibit D shall apply to this Exhibit D only, and termination of this Exhibit D shall not automatically cause termination of the Agreement to which this Exhibit D is attached nor will it give rise to any rights of any party to terminate the Agreement, it being understood that the promotional activities of the parties are not a material part of the bargain between the parties under the Agreement. Termination of the Agreement shall be governed solely by the applicable provisions of Section 10 thereof.

        5.4. Survival. The following sections of this Exhibit D shall survive the termination of expiration of this Exhibit D: Section 1, Section 2.6, Sections 3.1-3.3 with respect to amounts due for periods prior to the date of termination, Section 3.4, Section 4, Section 5.3 and this Section 5.4.

                                  SCHEDULE D-1

                               REFERABLE PRODUCTS

All versions and releases and logical successors of the following Products:

Community Products:

                  VerticalNet Community Builder
                  VerticalNet Community Manager

Content Products:

                  VerticalNet Content Builder
                  VerticalNet Content Syndicator
                  VerticalNet Content Manager

Commerce Products:

                  VerticalNet Auction
                  VerticalNet Exchange
                  VerticalNet Aggregated Catalog
                  VerticalNet Distributed Catalog
                  VerticalNet RFP/RFQ (available 3/31/01)
                  VerticalNet Structured Negotiations (available 3/31/01)

Platform:

                  VerticalNet Trade Server




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



                                  Schedule D-2

                                Registration Form

Prospect Information

Name and Contact Information of Referred Individual:

Name of Applicable End User (either Referred Individual or Company, Division or Business that Referred Individual Represents):

Referring Party Sales Executive:


Contact History

DATE                    FORMAT                 COMMENTS
- ----------------------  ---------------------  ---------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Engagement Information

Brief description of prospective End User's requirements:

- --------------------------------------------------------------------------------
List Referable Products applicable to End User's requirements:

- --------------------------------------------------------------------------------


Submitted By

- --------------------------------------------------------------------------------
Referring Party:                           Signature and Date:
- ---------------
  Name:
  Title:
  Telephone Number:
  Email:
- --------------------------------------------------------------------------------

Acceptance Acknowledgement

- --------------------------------------------------------------------------------
Approving VNS Manager:                                  Signature and Date:

                                  SCHEDULE D-3

                         PERMITTED SYSTEMS INTEGRATORS*

         CapGemini Ernst & Young

         NEC Systems, Inc.

         H-P Consulting

         Deloitte Consulting

         Compaq Global Services

         * The entities listed on this Schedule D-3 are deemed to include their Affiliates that (a) provide systems integration and other professional services and (b) have been certified by Converge under its Integration Services program.






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



                                  SCHEDULE D-4

                                   COMMISSIONS

The Commissions due to Converge shall be calculated on a calendar year basis ending on (a) December 31 of the first (partial) calendar year and each full calendar year thereafter and (b) the last day of the term of this Exhibit D for the last (partial) calendar year. The applicable Commissions due for each calendar year shall be determined based upon the aggregate Net Revenues for such year. During the course of each such year, the Commissions paid by VNS to Converge for each calendar quarter shall be determined on a "step" basis pursuant to the chart below, based upon the aggregate Net Revenues through and including the end of such calendar quarter. On or before the first day of the second calendar quarter following the end of each calendar year, VNS shall pay to Converge an amount equal to the difference between the Commissions owing by VNS to Converge for such calendar year and the Commissions paid by VNS to Converge during such calendar year.

     NET REVENUE AMOUNT                            APPLICABLE COMMISSION PERCENTAGE
     ------------------                            --------------------------------
$1 to $5,000,000                                       12.5% of such Net Revenue

Greater than $5,000,000 to $10,000,000                 15.0% of such Net Revenue

Greater than $10,000,000 to $20,000,000                17.5% of such Net Revenue

Greater than $20,000,000                               20.0% of such Net Revenue


The following example illustrates the foregoing:

If, during a given calendar year during the term of this Schedule D, VNS receives $15,000,000 of Net Revenue ($2,000,000 during Q1, $3,000,000 during Q2,
$4,000,000 during Q3 and $6,000,000 during Q4), the total Commissions due to Converge for such calendar year would equal $2,625,000 ($15,000,000 x 17.5%). Such amount would be paid as follows:

         $ 250,000 within 30 days after the end of Q1
         $ 375,000 within 30 days after the end of Q2
         $ 600,000 within 30 days after the end of Q3
         $1,050,000 within 30 days after the end of Q4
         $ 350,000 on or before the first day of Q2 of the following year



                                       12